Exhibit 10.39

CONSENT AND FOURTH AMENDMENT TO THE AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

This CONSENT AND FOURTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is dated as of March 10, 2016, and is entered into by and among ARCTIC CAT INC., a Minnesota corporation (“Arctic Cat”), the Subsidiaries of Arctic Cat identified on the signature pages hereto (the “Borrowers” and, each, a “Borrower”), the financial institutions party to this Amendment from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”) and Issuing Bank.

WHEREAS, the Borrowers, the Agent, and the Lenders have entered into that certain Amended and Restated Loan and Security Agreement dated as of November 8, 2013 (as amended, restated, or otherwise modified from time to time, the “Loan Agreement”);

WHEREAS, the Borrowers have requested that the Agent and the Lenders (a) consent to the amendment and restatement of the bylaws of Arctic Cat Production LLC, a Minnesota limited liability company (“ACP”), and Arctic Cat Shared Services LLC, a Minnesota limited liability company (“ACSS”), (b) waive the Existing Defaults, as defined below, and (c) agree to make certain amendments to the Loan Agreement; and

NOW, THEREFORE, in consideration of the mutual conditions and agreements set forth in the Loan Agreement and this Amendment, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Initially capitalized terms used but not otherwise defined in this Amendment have the respective meanings set forth in the Loan Agreement, as amended hereby.

ARTICLE II

CONSENTS, WAIVER AND AMENDMENTS TO LOAN AGREEMENT

2.01 Limited Consent.

(a) The Borrowers have advised the Agent and the Lenders that each of (i) ACP and (ii) ACSS plans to amend and restate its bylaws so that such bylaws are replaced in their entirety by an operating agreement in the respective form attached to this Amendment as Exhibit A (the “Bylaws Amendment and Restatement”). The Borrowers hereby acknowledge that, absent the consent set forth in this Section 2.01, the Bylaws Amendment and Restatement would not be permitted pursuant to Section 10.2.10 of the Loan Agreement and such amendment and restatement would be an Event of Default under Section 11.1(c) of the Loan Agreement. The Borrowers hereby request that the Agent and the Lenders consent to the Bylaws Amendment and Restatement.

(b) Subject to the terms, conditions, and other restrictions set forth in this Amendment, each of the Agent and the Lenders hereby consents to the Bylaws Amendment and

Restatement solely as described in clause (a) above, so long as such Bylaws Amendment and Restatement does not cause the execution, delivery and performance of the Loan Documents by ACP or ACSS to contravene its Organic Documents.

(c) The consent set forth in this Section 2.01 does not affect the continued legality, validity, and binding effect of the Loan Agreement or the other Loan Documents. The Loan Agreement and the other Loan Documents continue to be fully enforceable in each case. The consent set forth in this Section 2.01 is specifically limited in time and scope to the Bylaws Amendment and Restatement, solely as described in this Amendment, and does not extend or apply to any other event, occurrence, or circumstance in existence as of the date of this Amendment or arising after the date of this Amendment. In addition, the consent set forth in this Section 2.01 does not constitute or establish (and is not to be deemed to constitute or establish) a custom or a practice on the part of the Agent or any Lender and does not prejudice any right of the Agent or any Lender in respect of any other disposition of Property or any other amendment, modification or other change to any Organic Document of any Obligor or Subsidiary of an Obligor.

2.02 Limited Waiver.

(a) The Borrowers have advised Agent and Lenders that Arctic Cat amended and restated its bylaws on or about August 7, 2014 and amended its articles of incorporation on or about August 8, 2014, in each case without obtaining the prior written consent of the Agent (the “Noncompliance”). Borrowers acknowledge that, as a result of the above-mentioned actions and failures to act, Events of Default exist under Section 11.1(c) of the Loan Agreement (the “Existing Defaults”).

(b) The Agent and the Lenders hereby waive the Noncompliance and the Existing Defaults (such waivers, collectively, the “Waiver”). Such Waiver is conditioned upon the terms and conditions set forth herein, shall be limited precisely as described herein and shall relate solely to the Noncompliance and the Existing Defaults described herein. Nothing in this Amendment shall be construed to (i) constitute a waiver of compliance or default by the Borrowers with respect to the Loan Documents in any other instance or any other instrument or agreement referred to in the Loan Documents; or (ii) prejudice any right or remedy that the Agent or any Lender may now have or may have in the future under or in connection with any Loan Document or any other instrument or agreement referred to therein.

2.03 Definitions.

(a) Existing Definitions. The following definitions set forth in Section 1.1 of the Loan Agreement are hereby amended as follows:

(i) The definition of “Applicable Margin” is hereby amended and restated in its entirety as follows:

Applicable Margin: the margin set forth below, as determined by the average daily Availability and Leverage Ratio, as applicable, for the last Fiscal Quarter (with the Leverage Ratio calculated on a trailing twelve-month basis):

Level	Availability & Leverage Requirements	Base Rate Loans	LIBOR Loans
I	Availability > 50% of the aggregate amount of the Revolver Commitments then in effect and the Leverage Ratio (calculated on a trailing twelve-month basis) < 2.00:1.00	0%	1.00%
II	(a) Availability > 25% and < 50% of the aggregate amount of the Revolver Commitments then in effect or (b) Availability > 25% and the Leverage Ratio (calculated on a trailing twelve-month basis) > 2.00:1.00	0.25%	1.25%
III	Availability < 25% of the aggregate amount of the Revolver Commitments then in effect	0.50%	1.50%

Notwithstanding the foregoing, until June 30, 2016, margins shall be determined as if Level II were applicable. Margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end. If, by the first day of the month, any financial statement or Borrowing Base Certificate due in the preceding month has not been received, then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following actual receipt.

(ii) The definition of “Availability Reserve” is hereby amended and restated in its entirety as follows:

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve (excluding any portion of the Bank Product Reserve that relates to an FX Hedging Arrangement Reserve); (d) the Eligible Accounts Reserve; (e) during the months of January through April of each year and during the months of November through December of each year, the FX Hedging Arrangement Reserve; (f) the aggregate amount of liabilities secured by Liens upon Collateral that are senior to Agent’s Liens (excluding the aggregate amount of liabilities secured by Liens permitted under Section 10.2.2(l)) (but imposition of any such reserve shall not waive an Event of Default arising therefrom); and (g) such additional reserves, in such amounts and with respect to such matters, as Agent in its reasonable discretion may elect to impose from time to time (including without limitation reserves relating to any negative mark-to-market arising out of or relating to any Hedging Agreements).

(iii) The definition of “Average Distribution Availability” is hereby deleted in its entirety.

(iv) The definition of “Cash Dominion Trigger Period” is hereby amended and restated in its entirety as follows:

Cash Dominion Trigger Period: the period commencing on the day that (a) an Event of Default occurs or (b) Availability is less than the greater of (i) $19,500,000 or (ii) 15% of the aggregate Revolver Commitments at such time.

(v) Clause (a)(iii) of the definition of “Eligible Account” is hereby amended and restated in its entirety as follows: “(iii) it is a domestic or Canadian Account (in each case other than the Net Yamaha Account) that is acceptable to Agent in its sole discretion;”.

(vi) The definition of “Fixed Charges” is hereby amended and restated in its entirety as follows:

Fixed Charges: the sum of (i) interest expense (other than payment-in-kind) and (ii) principal payments made on Borrowed Money (other than Revolver Loans).

(vii) The definition of “Fixed Charge Trigger Period” is hereby amended and restated in its entirety as follows:

Fixed Charge Trigger Period: the period commencing on the day that (a) an Event of Default occurs or (b) Availability is less than the greater of (i) $16,250,000 or (ii) 12.5% of the aggregate Revolver Commitments at such time.

(viii) The last sentence of the definition of “Inventory Formula Amount” is hereby amended and restated in its entirety as follows:

“For purposes of calculating the Borrowing Base, the Inventory Formula Amount shall in no event exceed (a) $130,000,000 at any time during the period beginning on May 1 and ending on November 30 of each calendar year or (b) $75,000,000 at any time during the month of December or the period beginning on January 1 and ending on April 30 of each calendar year.”

(ix) The definition of “LIBOR” is hereby amended and restated in its entirety as follows:

LIBOR: the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice; provided further, that in no event shall LIBOR be less than zero.

(x) The definition of “Termination Date” is hereby amended and restated in its entirety as follows:

Termination Date: the earlier of (a) March 10, 2021, or (b) 60 days prior to the termination date or maturity date of any Dealer Finance Agreement, if not sooner replaced by a dealer floor plan financing that is acceptable to Agent in its sole discretion.

(xi) The definition of “Trade Name Amortization” is hereby deleted in its entirety.

(xii) The definition of “Trade Name Amount” is hereby amended and restated in its entirety as follows:

Trade Name Amount: (a) Until Agent has obtained and approved the 2016 Appraisal, $16,250,000 and (b) on and after such time, an amount initially equal to the lesser of (i) $30,000,000 or (ii) 85% of the Distressed Trade Name Value, which amount shall reduce by 1/48th on the last day of each calendar month.

(b) New Definitions. The following definitions are hereby inserted in Section 1.1 of the Loan Agreement in appropriate alphabetical order:

2016 Appraisal: the appraisal scheduled to occur in the year of 2016 of the Borrowers’ trade names performed by an appraiser satisfactory to Agent in its sole discretion and with results satisfactory to Agent in its sole discretion.

Average Availability: as of any applicable date and for the thirty-day period ending as of such date, the thirty-day average of the Borrowers’ Availability.

Distressed Trade Name Value: the distressed value of the Borrowers’ trade names expected to be realized, net of all liquidation expenses, as determined from the most recent appraisal of the Borrowers’ trade names performed by an appraiser satisfactory to Agent in its sole discretion and in an amount satisfactory to Agent in its sole discretion.

Eligible Accounts Reserve: the aggregate amount of reserves established by Agent from time to time in its sole discretion in respect of Eligible Accounts.

Fourth Amendment Effective Date: March 10, 2016.

Leverage Ratio: the ratio, determined on a consolidated basis for Borrowers and Subsidiaries, calculated as of the last day of each Fiscal Quarter, of (a) Debt to (b) EBITDA.

2.04 Payment of Interest. Subsection (c) of Section 3.1.1 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(c) Interest shall accrue from the date a Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers, and shall in no event be less than zero at any time. Interest accrued on the Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Loans being prepaid; and (iii) on the Commitment Termination Date. Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.”

2.05 FATCA Grandfathering. A new Section 5.8.7 is hereby added to the Loan Agreement to read in its entirety as follows:

“5.8.7 FATCA Grandfathering. For purposes of determining withholding Taxes imposed under FATCA, from and after the Fourth Amendment Effective Date, the Obligors and the Agent shall treat (and the Lenders hereby authorize the Agent to treat) the Loans as not qualifying as “grandfathered obligations” within the meaning of Treasury Regulation Section 1.1471-2(b)(2)(i).”

2.06 Trade Name Appraisal. The following sentence is hereby added to the end of Section 10.1.11 of the Loan Agreement: “In addition, the Borrowers shall cooperate with and permit Agent, to complete an appraisal (which may be in addition to the annual appraisals permitted by the immediately foregoing sentence) of the Borrowers’ trade name valuations on or before May 31, 2016, with results satisfactory to Agent and using an appraiser satisfactory to Agent, and Borrowers shall pay Agent’s then standard charges for such appraisal, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.”

2.07 Post-Closing Obligations.

(a) Clause (vi) of Section 10.1.12 of the Loan Agreement is hereby amended by deleting the reference to “March 11, 2016” and replacing it with “March 30, 2016”;

(b) The period at the end of Section 10.1.12 of the Loan Agreement is hereby replaced with a semicolon and the word “and”;

(c) The following clause is hereby inserted at the end of Section 10.1.12 of the Loan Agreement:

“(vii) promptly after the first meeting of the Board of Directors of Arctic Cat to occur after the Fourth Amendment Effective Date, (A) resolutions (the “New Resolutions”) of such Board of Directors (1) ratifying the execution and delivery of that certain Consent and Fourth Amendment to the Amended and Restated Loan and Security Agreement (the “Fourth Amendment”), dated as of the Fourth Amendment Effective Date, by and among the Borrowers, the Agent, and the Lenders, and the other Loan Documents executed and delivered to Agent and/or Lenders in connection therewith (together with the Fourth Amendment, the “Fourth Amendment Loan Documents”), and describing the Loan Agreement and such Fourth Amendment with specificity, (2) approving the increase to the Revolver Commitments effected by the Fourth Amendment and the performance Arctic Cat’s obligations under the Loan Documents, as modified by the Fourth Amendment Loan Documents, and (3) providing that the resolutions of such Board of Directors certified to Agent on November 8, 2013 remain in full force and effect, as supplemented by the New Resolutions, and (B) an original certificate of the Secretary of Arctic Cat certifying that an attached copy of the New Resolutions is true and complete, and that such New Resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and, together with resolutions certified copies of which have been delivered to Agent on or prior to the Fourth Amendment Effective Date, constitute all resolutions necessary or appropriate with respect to the credit facility provided pursuant to this Agreement. Agent may conclusively rely on such certificate until it is otherwise notified by Arctic Cat in writing.”

2.08 Distributions; Upstream Payments.

(a) Subsection (a) of Section 10.2.3 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“(a) Declare or make any Distributions, unless the Average Availability as of the date of such Distribution is at least the greater of (1) $26,000,000 or (2) 20% of the aggregate Revolver Commitments in effect as of the date of such Distribution (provided, however, that such aggregate Revolver Commitments for purposes of this clause shall at no time be less than $130,000,000), in either case both before and after giving effect to such Distribution (including the date of such Distribution).”

(b) Subsection (b) of Section 10.2.3 of the Loan Agreement is hereby amended and restated as follows:

“[(b) Reserved].”

2.09 Restricted Investments. Section 10.2.4 of the Loan Agreement is hereby amended and restated in its entirety as follows:

“10.2.4 Restricted Investments. Make any Restricted Investment, unless:

(a) (x) Average Availability is at least the greater of (i) $19,500,000 or (ii) 15% of the aggregate Revolver Commitments in effect as of the date of such Restricted Investment (provided, however, that such aggregate Revolver Commitments for purposes of this clause shall at no time be less than $130,000,000), in either case both before and after giving effect to such Restricted Investment (including the date of such Restricted Investment) and (y) the Borrowers shall have delivered to Agent a certificate from the Borrower Agent showing that all of their account payables are current as of the date of such Restricted Investment, or

(b) solely with regard to any Acquisitions for which the total consideration for such Acquisitions do not exceed $10,000,000 in any one Fiscal Year and for which the total consideration for all such Acquisitions during the life of this Agreement do not exceed $20,000,000 in the aggregate, (x) Average Availability is at least the greater of (i) $15,275,000 or (ii) 11.75% of the aggregate Revolver Commitments in effect as of the date of such Acquisition, in either case both for the thirty-day period before and after giving effect to such Acquisition (including the date of such Acquisition) and (y) no Default or Event of Default exists both before and after giving effect to such Acquisition (including the date of such Acquisition).”

2.10 Financial Covenants. Section 10.3.1 of the Loan Agreement is hereby amended by deleting the reference to “1.10 to 1.0” and replacing it with “1.0 to 1.0”.

2.11 Revolver Commitments. Schedule 1.1(B) of the Loan Agreement is hereby amended and restated to read in its entirety as set forth on Exhibit B attached hereto.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Each Obligor hereby represents and warrants to each Lender and the Agent, as of the Fourth Amendment Effective Date (as such term is defined in Section 4.01 below), as follows:

3.01 Representations and Warranties. After giving effect to this Amendment, the representations and warranties set forth in the Loan Agreement as modified by this Amendment, including without limitation Section 9 thereof, and in each other Loan Document are true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date hereof and on and as of the Fourth Amendment Effective Date with the same effect as if made on and as of the date hereof or the Fourth Amendment Effective Date, as the case may be, except to the extent such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct as of such specific date in such respect).

3.02 No Defaults. After giving effect to this Amendment, each of the Obligors is in compliance with all terms and conditions of the Loan Agreement, as modified by this Amendment, and the other Loan Documents on its part to be observed and performed and no Default or Event of Default has occurred and is continuing.

3.03 Authority and Pending Actions. The execution, delivery, and performance by each Obligor of this Amendment has been duly authorized by each such Obligor (as applicable) (including, in the case of each of ACSS and ACP, both before and after giving effect to the Bylaws Amendment and Restatement) and there is no action pending or any judgment, order, or decree in effect which is likely to restrain, prevent, or impose materially adverse conditions upon the performance by any Obligor of its obligations under the Loan Agreement, as modified by this Amendment, or the other Loan Documents.

3.04 Enforceability. This Amendment and the Loan Agreement, as modified by this Amendment, each constitutes the legal, valid, and binding obligation of each Obligor, enforceable against each such Obligor in accordance with its terms, except to the extent that enforceability may be limited by applicable bankruptcy, insolvency, moratorium, reorganization, or other similar laws affecting the enforcement of creditors’ rights or by the effect of general equitable principles.

3.05 Breach; Conflicts. The execution, delivery, and performance by each Obligor of this Amendment do not and will not conflict with, or constitute a violation or breach of, or result in the imposition of any Lien upon the property of such Obligor, by reason of the terms of (i) any contract, mortgage, lease, agreement, indenture, or instrument to which such Obligor is a party or which is binding upon it, (ii) any Applicable Law with respect to such Obligor, or (iii) any Organic Document of such Obligor (including, in the case of each of ACSS and ACP, both before and after giving effect to the Bylaws Amendment and Restatement).

ARTICLE IV

CONDITIONS PRECEDENT AND FURTHER ACTIONS

4.01 Conditions Precedent. The consents, waivers and amendments contained in Article II shall not be effective or binding upon the Agent or the Lenders until each of the following conditions precedent has been satisfied in form and substance satisfactory to the Agent (the first date upon which each such condition has been satisfied being herein called the “Fourth Amendment Effective Date”):

(a) In each case after giving effect to this Amendment, (i) the representations and warranties contained herein and in the Loan Agreement, as modified by this Amendment, shall be true and correct in all material respects as of the date hereof (without duplication of any materiality qualifier contained therein), as if made on such date, except for such representations and warranties limited by their terms to a specific date (in which case such representations and warranties shall be true and correct as of such specific date in such respect) and (ii) no Default or Event of Default shall exist on the date hereof;

(b) Agent shall have received duly executed counterparts of (i) this Amendment, which, when taken together, bear the authorized signatures of the Borrowers, the Agent, the Issuing Bank, and the Lenders, (ii) an amended and restated fee letter, which, when taken together, bear the authorized signatures of the Borrowers and the Agent, (iii) a second amended and restated revolver note payable to order of JPMorgan Chase Bank, N.A., which, when taken together, bear the authorized signatures of the

Borrowers, and (iv) a fourth amended and restated revolver note payable to the order of Bank of America, N.A., which, when taken together, bear the authorized signatures of the Borrowers;

(c) Agent shall have received a certificate of a duly authorized officer of each Obligor, certifying (i) that attached copies of such Obligor’s Organic Documents (with the copies of charter documents being certified by the Secretary of State or other appropriate official of such Obligor’s jurisdiction of organization) are true and complete, and in full force and effect, without amendment except as shown, or that such Obligor’s Organic Documents most recently certified to Agent are in full force and effect and have not been amended except as shown on the officer’s certificate most recently delivered to Agent with such Obligor’s Organic Documents attached thereto; (ii) that an attached copy of resolutions authorizing execution and delivery of this Amendment and the other Loan Documents executed and delivered to Agent and/or Lenders in connection herewith is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions necessary or appropriate with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the Loan Documents, or that such titles, names and signatures have not changed since most recently certified to Agent; and (iv) that such Obligor is in good standing in such Obligor’s jurisdiction of organization and each jurisdiction where such Obligor’s conduct of business or ownership of Property necessitates qualification, and attaching good standing certificates issued by the Secretary of State or other appropriate official of each such jurisdiction. Agent may conclusively rely on each such certificate until it is otherwise notified by the applicable Obligor in writing;

(d) Agent shall have received a written opinion of Fredrikson & Byron, P.A., in form and substance satisfactory to Agent;

(e) the Borrowers shall have paid to the Agent (i) a fee in the amount of $65,000 (the “Amendment Fee”), which Amendment Fee each Borrower hereby expressly agrees and acknowledges shall be fully earned as of the Fourth Amendment Effective Date and (ii) all other fees, costs, and expenses owed to and/or incurred by the Agent and the Lenders in connection with this Amendment;

(f) Agent shall have received such other documents, legal opinions, instruments, and certificates relating to this Amendment as it shall reasonably request and such other documents, legal opinions, instruments, and certificates that shall be satisfactory in form and substance to the Agent and the Lenders. All corporate proceedings taken or to be taken in connection with this Amendment and documents incidental thereto whether or not referred to herein shall be reasonably satisfactory in form and substance to the Agent and the Lenders; and

(g) all proceedings taken in connection with the transactions contemplated by this Amendment and all documentation and other legal matters incident thereto shall be satisfactory to the Agent in its sole and absolute discretion.

4.02 Further Actions. Each of the parties to this Amendment agrees that at any time and from time to time upon the written request of any other party, it will execute and deliver such further documents and do such further acts and things as such other party may reasonably request in order to effect the purposes of this Amendment.

ARTICLE V

COSTS AND EXPENSES

Without limiting the terms and conditions of the Loan Documents, the Obligors jointly and severally agree to pay on demand: (i) all reasonable costs and expenses incurred by the Agent in connection with the preparation, negotiation, and execution of this Amendment and the other Loan Documents executed pursuant to this Amendment and any and all subsequent amendments, modifications, and supplements to this Amendment, including without limitation, the reasonable costs and fees of the Agent’s legal counsel; and (ii) all reasonable costs and expenses reasonably incurred by the Agent in connection with the enforcement or preservation of any rights under the Loan Agreement, this Amendment, and/or the other Loan Documents, including without limitation, the reasonable costs and fees of the Agent’s legal counsel.

ARTICLE VI

MISCELLANEOUS

6.01 Cross-References. References in this Amendment to any Section are, unless otherwise specified, to such Section of this Amendment.

6.02 Instrument Pursuant to Loan Agreement. This Amendment is a Loan Document executed pursuant to the Loan Agreement and shall (unless otherwise expressly indicated herein) be construed, administered, and applied in accordance with the terms and provisions of the Loan Agreement.

6.03 Acknowledgment of the Obligors. Each Obligor hereby represents and warrants that the execution and delivery of this Amendment and compliance by such Obligor with all of the provisions of this Amendment: (i) are within the powers and purposes of such Obligor (including, in the case of each of ACSS and ACP, both before and after giving effect to the Bylaws Amendment and Restatement); (ii) have been duly authorized or approved by the board of directors (or other appropriate governing body) of such Obligor (including, in the case of each of ACSS and ACP, both before and after giving effect to the Bylaws Amendment and Restatement); and (iii) when executed and delivered by or on behalf of such Obligor will constitute valid and binding obligations of such Obligor, enforceable in accordance with its terms. Each Obligor reaffirms its obligations to perform and pay all amounts due to the Agent or the Lenders under the Loan Documents (including, without limitation, its obligations under any promissory note evidencing any of the Loans) and its grant of a security interest thereunder, in each case in accordance with the terms thereof, as amended and modified hereby.

6.04 Loan Documents Unmodified. Each of the consents, waivers, and amendments provided herein shall apply and be effective only with respect to the provisions of the Loan Document specifically referred to by such amendments. Except as otherwise specifically modified by this Amendment, all terms and provisions of the Loan Agreement and all other Loan Documents, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Amendment shall in any way impair the validity or enforceability of the Loan Documents, as modified hereby, or alter, waive, annul, vary, affect, or impair any provisions, conditions, or covenants contained therein or any rights, powers, or remedies granted therein, except as otherwise specifically provided in this Amendment. Subject to the terms of this Amendment, any lien and/or security interest granted to the Agent, for the benefit of the Lenders, in the Collateral set forth in the Loan Documents is reaffirmed and shall remain unchanged and in full force and effect and the Loan Agreement and the other Loan Documents shall continue to secure the payment and performance of all of the Obligations.

6.05 Parties, Successors and Assigns. This Amendment represents the agreement of the Borrowers, the Agent and each of the Lenders signatory hereto with respect to the subject matter hereof, and there are no promises, undertakings, representations, or warranties relative to the subject matter hereof not expressly set forth or referred to herein or in the other Loan Documents. This Amendment shall be binding upon and inure to the benefit of Borrowers, Agent, Lenders, and their respective successors and assigns, except that (i) no Borrower shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (ii) any assignment by a Lender must be made in compliance with Section 13.3 of the Loan Agreement.

6.06 Counterparts. This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment shall become effective when all conditions precedent have been met and when the Agent has executed it and received counterparts bearing the signatures of all other parties hereto. Delivery of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of such agreement. This Amendment may be executed and delivered by facsimile or electronic mail, and will have the same force and effect as manually signed originals. Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

6.07 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only, are not a part of this Amendment, and shall not affect the interpretation hereof.

6.08 Waivers. To the fullest extent permitted by Applicable Law, each Borrower waives (a) the right to trial by jury (which the Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents (including this Amendment), Obligations, or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper, and guaranties at any time held by the Agent on which a Borrower may in any way be liable, and hereby ratifies anything the Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing the Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against the Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary, or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof. Each Borrower acknowledges that the foregoing waivers are a material inducement to the Agent, Issuing Bank and Lenders entering into this Amendment and that the Agent, Issuing Bank and Lenders are relying upon the foregoing in their dealings with the Borrowers. Each Borrower has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel. In the event of litigation, this Amendment may be filed as a written consent to a trial by the court.

6.09 Choice of Law; Jury Trial Waiver; Submission to Jurisdiction. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF ILLINOIS, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES (BUT GIVING EFFECT TO FEDERAL LAWS RELATING TO NATIONAL BANKS). EACH BORROWER HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE

COURT SITTING IN OR WITH JURISDICTION OVER THE STATE OF ILLINOIS, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT. EACH BORROWER IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 14.3.1 OF THE LOAN AGREEMENT. A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law. Nothing herein shall limit the right of the Agent or any Lender to bring proceedings against any Obligor in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law. Nothing in this Amendment shall be deemed to preclude enforcement by the Agent of any judgment or order obtained in any forum or jurisdiction.

6.10 Severability. Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law. If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

6.11 Total Agreement. This Amendment, the Loan Agreement, and all other Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements among the parties relating to the subject matter hereof.

6.12 Release. IN CONSIDERATION OF THIS AMENDMENT, EACH OBLIGOR REPRESENTS AND WARRANTS THAT AS OF THE DATE HEREOF THERE ARE NO KNOWN CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS TO ITS OBLIGATIONS UNDER THE LOAN DOCUMENTS, AND HEREBY WAIVES ANY AND ALL CLAIMS, OFFSETS, DEFENSES OR COUNTERCLAIMS, WHETHER KNOWN OR UNKNOWN, ARISING PRIOR TO THE DATE OF ITS EXECUTION OF THIS AMENDMENT AND RELEASES AND DISCHARGES AGENT, EACH LENDER AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, SHAREHOLDERS, AFFILIATES AND ATTORNEYS (COLLECTIVELY THE “RELEASED PARTIES”) FROM ANY AND ALL OBLIGATIONS, INDEBTEDNESS, LIABILITIES, CLAIMS, RIGHTS, CAUSES OF ACTION OR DEMANDS WHATSOEVER, WHETHER KNOWN OR UNKNOWN, SUSPECTED OR UNSUSPECTED, IN LAW OR EQUITY, WHICH SUCH OBLIGOR HAS OR MAY HAVE AGAINST ANY RELEASED PARTY ARISING PRIOR TO THE DATE HEREOF AND FROM OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY.

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IN WITNESS WHEREOF, the parties have executed and delivered this Amendment as of the day and year first written above.

BORROWERS:

ARCTIC CAT INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT SALES INC., a Minnesota corporation

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT PRODUCTION LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT PRODUCTION SUPPORT LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

ARCTIC CAT SHARED SERVICES LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Chief Financial Officer

MOTORFIST, LLC, a Minnesota limited liability company

By:	/s/ Christopher J. Eperjesy
Name: Christopher J. Eperjesy
Title: Treasurer

Notice Address for Borrowers:

505 Waterford Park, Suite 1000
505 N. Highway 169
Plymouth, MN 55441
Attn: Christopher J. Eperjesy, CFO
Telecopy: 763.354.1803

BANK OF AMERICA, N.A.,
as Agent, Issuing Bank and Lender

By:	/s/ Brian Conole

Name:	Brian Conole
Title:	Senior Vice President
Address:	Bank of America Business Capital
20975 Swenson Drive, Suite 200
Waukesha, WI 53186
Telecopy:	262.207.3347

JPMORGAN CHASE BANK, N.A.,
as Lender

By:	/s/ Ray Gage
Name:	Ray Gage
Title:	Authorized Officer

Exhibit A

to

CONSENT AND FOURTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

OPERATING AGREEMENTS

See attached.

Exhibit B

to

CONSENT AND FOURTH AMENDMENT TO THE AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

SCHEDULE 1.1(B)

to

Amended and Restated Loan and Security Agreement

REVOLVER COMMITMENTS OF LENDERS

Lender	Revolver Commitment
Bank of America, N.A.	$84,500,000 during the months of May through November of each Fiscal Year; $48,750,000 during all other months of each Fiscal Year

JPMorgan Chase Bank, N.A.	$45,500,000 during the months of May through November of each Fiscal Year; $26,250,000 during all other months of each Fiscal Year